Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) of RenovoRx, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof, I, Shaun R. Bagai, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Annual Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 29, 2022	By:	/s/ Shaun R. Bagai
Chief Executive Officer